Steven L. Gray Named Chairman of The Board of Directors of Magnitude

CHESTER, N.J., August 30, 2006/PRNewswire-FirstCall/ -- Magnitude Information Systems, Inc. (Nasdaq: MAGY), an ergonomics and productivity software company, today announced the naming of Steven L. Gray as Chairman of the Board of Directors. Mr. Gray succeeds Steven D. Rudnik, Founder, who has retired from the Board of Directors in order to pursue personal and other business endeavors on August 8, 2006.

Mr. Rudnik stated "It has been an honor and privilege to be part of such a dedicated team at Magnitude. As a significant stakeholder, I'm delighted at Steve Gray's appointment. Mr. Gray has served on the Magnitude board of directors for many years, and therefore brings significant company experience to bear in this new role. It's my expectation that this will accelerate Magnitude's strategic business plan."

Mr. Gray stated, "As a long term member of the Board of Directors of Magnitude, I am pleased to reaffirm my commitment by accepting the position of Chairman, and embracing my new responsibilities with an enhanced duty to our shareholders, customers, and employees.

To round out the executive team, the Board of Directors has also promoted Matthew J. Scott to the position of President of Magnitude Information Systems, Inc. Mr. Scott duties will include executive leadership in product development and all facets of operations. Prior to joining Magnitude, Scott was a principal owner of Spectrum Press in Roseland, New Jersey for many years and, in January, 2004, became an owner and principal officer of Mpower Digital, another printing company located in Stanhope, New Jersey until August, 2005.

Edward L. Marney continues as Chief Executive Officer and has been elected by unanimous vote to join Magnitude's Board of Directors. Prior to accepting this position Mr. Marney has enjoyed a highly successful career in the software industry, most recently at WebMD Corporation.

As Chief Executive Officer and President of TouchPoint, Mr. Marney led the development and marketing of proprietary Business Intelligence (BI) technologies. In 2001 TouchPoint was acquired by WebMD Corporation as a "strategic asset" in an all-cash transaction. Prior to TouchPoint, Mr. Marney had successful careers at both Medical Information Technologies, Inc. and Burroughs Corporation (UNISYS Corporation).

Restructure of Magnitude Operations

Ed Marney also announced today that his management team is restructuring operations by outsourcing the sales and customer support functions, permitting a parallel reduction of three full-time employees in its workforce. Mr. Marney stated that "We have a new strategy to support Magnitude's current software products." Continuing, Mr. Marney declared that "Through outsourcing support of the ErgoEnterprise product line, we are reducing operational expense and allowing the Company to focus on an expanded product offering. We are focused on delivering technologies that bring large revenue opportunities with significant profit margins in the near future."

Magnitude Investment

On August 25, 2006, Magnitude entered into Stock Purchase Agreements with three accredited investors for the sale of 30,000,000 Units. Each Unit consists of (a) one share of common stock and (b) one-half of a common stock purchase warrant, exercisable during its three year term at the exercise price of $.05 per common share. The securities to be issued pursuant to the Stock Purchase Agreements are to be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") provided by Section 4(2) of the 1933 Act.

Pursuant to the terms of the Stock Purchase Agreements, the purchase price of each Unit is $.02 and the Company has received aggregate subscription funds for the 30,000,000 Units of $600,000. Under the terms of the Stock Purchase Agreements, the Company is required to file a registration statement, registering the common shares and the common shares underlying the warrants under the 1933 Act within 90 days, or no later than November 23, 2006 and the registration must be declared effective within 90 days of filing or the Company is subject to certain penalties. The Company is required to maintain the effectiveness of the registration statement until all of the subject shares have been sold or are eligible to be transferred without restriction pursuant to Rule 144(k).

About Magnitude Information Systems, Inc.

Magnitude Information Systems, Inc. (http://www.magnitude.com) is the leading developer of ergonomic and productivity software. ErgoEnterprise(TM), Magnitude's patented product, delivers RSI Management and productivity enhancement benefits. ErgoEnterprise has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using computers.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.